CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 183 to File No. 033-50718) of our reports dated September 29, 2014, on the financial statements and financial highlights of the Champlain All Cap Fund, Champlain Mid Cap Fund, Champlain Small Company Fund, Frost Growth Equity Fund, Frost Value Equity Fund, Frost Kempner Multi-Cap Deep Value Equity Fund, Frost Mid Cap Equity Fund, Frost Small Cap Equity Fund, Frost International Equity Fund, Frost Natural Resources Fund, Frost Cinque Large Cap Buy-Write Equity Fund, Frost Conservative Allocation Fund, Frost Moderate Allocation Fund, Frost Aggressive Allocation Fund, Frost Total Return Bond Fund, Frost Credit Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Kempner Treasury and Income Fund, GRT Absolute Return Fund, GRT Value Fund, Reaves Utilities and Energy Infrastructure Fund and LM Capital Opportunistic Bond Fund (twenty-three of the series of The Advisors' Inner Circle Fund II), included in each Fund's July 31, 2014 Annual Report to shareholders.

                                                           /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
November 21, 2014